EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Pivotal Corporation on Form S-8 (No. 333-42460, 333-39922, 333-93607) of our
report dated July 13, 2000, appearing in the Annual Report on Form 10-K of Pivotal Corporation for the year ended June 30, 2000.



/s/ Deloitte & Touche LLP


Vancouver, Canada
September 28, 2000